OPERATING AGREEMENT

                                   BETWEEN

                             NORDISKA TELE8 AB

                                     AND

                              PORTUGAL TELECOM

                                     FOR

                      INTERNATIONAL TELECOMMUNICATIONS SERVICES


          THIS AGREEMENT, made and entered into this 1. day of February 1996, between Nordiska Tele8 AB, a corporation organised and existing under the law of Sweden and having its principal office at Vastergatan 4, (PO BOX 88), S-201 20 Malmo, Sweden (hereinafter referred to as "Tele8" which expression shall include its successors), and Portugal Telecom, a corporation organised and existing under the laws of Portugal and having its principal office at Av. Fontes Pereira de Melo, 40, 1089 Lisboa, Portugal, (hereinafter referred to as "Portugal Telecom" which expression shall include its successors),

WITNESSETH:

WHEREAS, Tele8 is providing intenational telecommunications service from, to and via Sweden, and

WHEREAS, Portugal Telecom is providing international telephone services from, to and via Portugal, and

WHEREAS, Tele8 and Portugal Telecom propose to provide jointly intenational telephone services between Sweden and Portugal and points beyond by means of communications circuit facilities, and

WHEREAS, it is now desired to define the terms and conditions by which such services will be provided,

NOW, THEREFORE, Tele8 and Portugal Telecom, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

1. The services to be funished hereunder shall be intenational telephone service between Sweden and Portugal and points beyond and special value added telephony services as mutually agreed.

2. Tele8 and Portugal Telecom will operate such number and type of circuits between Sweden and Portugal by means of the satellite, cable and radiolink facilities as may be agreed upon from time to time.

3. Tele8 and Portugal Telecom shall each have the responsibility of providing, at its expense, the respective portion of circuits referred to in paragraph 2 hereof.

4. Tele8 and Portugal Telecom shall each, at its expense, provide the necessary equipment at the respective gateway exchanges and the national extension facilities.

5. Each Party shall establish its collection charges for the services furnished hereunder.

6. The accounting rates and division of revenue derived from the service, as well as transit service between Tele8 and Portugal Telecom provided by the Parties shall be according to CCITT Rec. D.300 R and/or D.305 R settlement of account according to International Telecommunication Regulations (Melbourne
1998), or as the Parties may otherwise agree from time to time and incorporate in this agreement.

7. Until otherwise agreed between Tele8 and Portugal Telecom, Tele8 will cascade account via a transit provider.

8. The technical standards and methods of operation for the services to be furnished hereunder shall be agreed upon by Tele8 and Portugal Telecom and shall to the greatest possible extent conform to the provisions of the relevant recommendations of the International Telegraph and Telephone Consultative Committee (CCITT).

9. In the event of interruption of the services furnished hereunder, the Parties shall resume the normal working of the service with the least possible delay.

10. Neither Party shall be liable to the other Party for any loss or damage sustained by reason of any failure in or breakdown of the communications systems or facilities herein provided for or for any interruption of the services, whatsoever shall be the cause of such failure, breakdown or interruption and however long it shall last.

11. The performance of this agreement is contingent upon the obtaining of such governmental approvals as may be required by each Party. The Parties hereto shall use their best efforts to obtain and continue such approvals.

12. This agreement shall not be assigned or transferred by either Party hereto without written consent of the other Party.

13. This agreement and any of the provisions thereof may be altered or added to by any other agreement in writing signed by a duly authorised person on behalf of each Party.

14. This agreement shall become effective on the day and year first above written and shall continue in effect for an initial period of two years, and thereafter it shall continue in effect from year to year unless and until terminated by either Party giving to the other not less than six months' notice in writing of termination at the end of the initial period of two years or any subsequent year.

15. Any dispute which might occur in connection with this agreement shall finally be settled by the rules of Conciliation and Arbitration according to the International Chamber of Commerce. The proceedings shall be conducted in the English language. The award shall be final and binding upon the Parties.

16. For all purposes under this agreement, the addresses of the Parties shall be as follows:

          Nordiska Tele8 AB
          Vastergatan 4
          S-211 21 Malmo
          Sweden

          Portugal Telecom
          Av. Fontes Pereira de Melo, 40
          1089 Lisboa
          Portugal


      IN WITNESS WHEREOF, the Parties have respectively executed this agreement as of the day and year first above written.

Portugal Telecom                     Nordiska Tele8 AB


BY:                                  BY:
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